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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 4, 2000


                       INVERNESS MEDICAL TECHNOLOGY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          DELAWARE                       0-20871                 04-3164127
----------------------------     ------------------------    -------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)


                200 PROSPECT STREET, WALTHAM, MASSACHUSETTS 02453
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (781) 647-3900
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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         Certain matters discussed in this Current Report on Form 8-K, including
Exhibit 99.1 attached hereto, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include statements about the consummation and anticipated timing of the merger, the potential market opportunity for glucose monitoring systems that use interstitial fluid, the expected drivers of growth for the market opportunity, the anticipated impact of the Integ Incorporated ("Integ") technology on the future growth of Inverness Medical Technology, Inc. (the "Company"), the expected benefits of the merger, the actual exchange ratio, the tax-free nature of the transaction, the anticipated impact of the acquisition on the Company's earnings and development programs. Actual results may materially differ due to numerous factors, including without limitation conditions in the financial markets relevant to the proposed merger, the receipt of stockholder and other approvals of the transaction, the operational integration associated with the transaction and other risks generally associated with such transactions, the potential market acceptance of interstitial fluid glucose monitoring systems, the competitive environment for the glucose monitoring market, the efficacy and safety of products, the content and timing of submissions to and decisions by regulatory authorities, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability of the Company to successfully commercialize products and the risks and uncertainties described in the Company's and Integ's reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation those risk and uncertainties described under "Certain Factors Affecting Future Results" beginning on page F-8 of Exhibit 13.1 to the Company's' Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 5 - OTHER EVENTS

         On October 4, 2000, Inverness Medical Technology, Inc., a Delaware corporation (the "Company"), announced that it signed an Agreement and Plan of Merger (the "Merger Agreement") with Integ Incorporated, a Minnesota corporation ("Integ"), pursuant to which the parties will effect a business combination through a merger of Integ with and into Terrier Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the "Merger"). As a result of the Merger, Integ will become a wholly-owned subsidiary of the Company. The transaction, which is structured as a tax free reorganization and will be accounted for using the purchase method of accounting, is expected to close near the end of the fourth quarter of 2000. A copy of the Company's press release is attached hereto and incorporated herein in its entirety.

         Under the terms of the Merger Agreement, all of the issued and outstanding shares on Integ's common stock, $0.01 par value per share, options and warrants will be exchanged for 1.9 million shares of the Company's common stock, $0.001 par value per share. Based upon the closing price for the Company's stock on October 3, 2000, and the number of shares of Integ common stock currently outstanding, each share of Integ common stock would be

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exchanged for approximately 0.187 of a share of the Company's common stock.
Outstanding shares of Integ's preferred stock will be redeemed for cash at the closing.

         Consummation of the Merger is subject to the adoption of the Merger Agreement by Integ's stockholders and other customary closing conditions.

         The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of such agreement included as an exhibit hereto, which is incorporated by reference herein.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

         Exhibit 99.1 -- Press Release of Inverness Medical Technology, Inc.,
                         dated October 4, 2000.

         Exhibit 99.2 -- Agreement and Plan of Merger, dated as of October 3,
                         2000, among Inverness Medical Technology, Inc., Terrier Acquisition Corp. and Integ Incorporated.

         Exhibit 99.3 -- Voting Agreement, dated as of October 3, 2000, among
                         Inverness Medical Technology, Inc. and certain Shareholders of Integ Incorporated.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INVERNESS MEDICAL TECHNOLOGY, INC.

                                             /s/ Duane L. James
Date: October 4, 2000                        ----------------------------------
                                             Duane L. James
                                             Vice President of Finance



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                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION

Exhibit 99.1 -- Press Release of Inverness Medical Technology, Inc., dated
                October 4, 2000.

Exhibit 99.2 -- Agreement and Plan of Merger, dated as of October 3, 2000, among
                Inverness Medical Technology, Inc., Terrier Acquisition Corp. and Integ Incorporated.

Exhibit 99.3 -- Voting Agreement, dated as of October 3, 2000, among Inverness
                Medical Technology, Inc. and certain Shareholders of Integ Incorporated.



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